August 6, 2009

WE HEREBY CONSENT to the inclusion of our name in connection with the Form S-1/A Amendment #2 amended Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Intelimax Media Inc.

Yours truly,

Bacchus Law Corporation dba Bacchus Corporate and Securities Law

/s/ Bacchus Law Corporation

Barristers, Solicitors and Attorneys